SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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PAREXEL International Corporation
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200 West Street, Waltham, Massachusetts 02451
Telephone: 781-487-9900
Fax: 781-487-0525

October 31, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of PAREXEL International Corporation (the “Company”) to be held at 2:30 p.m., Eastern Standard Time, Thursday, December 13, 2007, at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02420.

This year you are being asked to:

•	re-elect three existing directors;

•	approve the Company’s 2007 Stock Incentive Plan;

•	ratify the selection of Ernst & Young LLP as our independent auditors for the 2008 fiscal year; and

•	act upon such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

These matters are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Our Board of Directors urges you to read the accompanying Proxy Statement and recommends that you vote “FOR” all of the director nominees, the approval of the 2007 Stock Incentive Plan and the ratification of the selection of Ernst & Young LLP as our independent auditors.

At the meeting, you will be provided with the opportunity to ask questions.

Our Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience.

Thank you for your cooperation.

Very truly yours,

Josef H. von Rickenbach
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On December 13, 2007
PROXY STATEMENT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
PROPOSALS TO BE VOTED UPON
CORPORATE GOVERNANCE
INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION
Summary Compensation Table For Fiscal 2007
Grants of Plan-Based Awards For Fiscal Year 2007
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Nonqualified Deferred Compensation
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT AND FINANCE COMMITTEE
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
STOCKHOLDER PROPOSALS AND COMMUNICATIONS
EXPENSES AND SOLICITATION

200 West Street, Waltham, Massachusetts 02451
Telephone: 781-487-9900
Fax: 781-487-0525
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On December 13, 2007

To the Stockholders of PAREXEL International Corporation:

Notice is hereby given that the Annual Meeting of Stockholders of PAREXEL International Corporation, a Massachusetts corporation, will be held at 2:30 p.m., Eastern Standard Time, on Thursday, December 13, 2007, at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02420, to consider and vote upon the following matters:

1.	To elect three Class III Directors to our Board of Directors, to serve for a three-year term continuing until the annual meeting of stockholders in 2010 and until their successors are elected and qualified;

2. To approve our 2007 Stock Incentive Plan;

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008; and

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The above items of business are more fully described in the Proxy Statement accompanying this Notice. At this time, our Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting or at any adjournment thereof.

Only stockholders of record at the close of business on October 17, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, however, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope, or, if your shares are held in “Street Name,” vote your shares as promptly as possible pursuant to the instructions provided to you by your broker or other nominee. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors,

Douglas A. Batt
Senior Vice President, General Counsel and Secretary

Waltham, Massachusetts
October 31, 2007

PROXY STATEMENT
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

October 31, 2007

The Annual Meeting

The Annual Meeting of Stockholders of PAREXEL International Corporation, or the Annual Meeting, will be held on Thursday, December 13, 2007, at 2:30 P.M. Eastern Time, at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts. At this meeting, stockholders will be asked to re-elect three existing directors; approve the Company’s 2007 Stock Incentive Plan; and ratify the selection of Ernst & Young LLP as our independent auditors for the 2008 fiscal year. Management will also report on our performance during fiscal 2007 and will respond to questions from stockholders. When used in this Proxy Statement, the terms “we,” “us,” “our” and “the Company” mean PAREXEL International Corporation and its divisions and subsidiaries.

Who is entitled to attend and vote at the Annual Meeting?

Stockholders of record at the close of business on October 17, 2007, are entitled to attend and vote at the Annual Meeting. Each share of our common stock is entitled to one vote. The proxy card provided with this proxy statement indicates the number of shares of our common stock that you own and are entitled to vote.

What do I need to bring to the Annual Meeting?

If your shares are registered in your name, you should bring proper identification to the meeting. If your shares are held in the name of a broker, trust, bank or another nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee giving you the right to vote your shares, along with proper identification.

What constitutes a quorum at the meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on October 17, 2007, the record date, will constitute a quorum for purposes of the Annual Meeting. As of October 17, 2007, 28,098,188 shares of PAREXEL International common stock were outstanding, with each share entitled to one vote. For purposes of determining whether a quorum exists, proxies received but marked “withhold” or “abstain” and “broker non-votes” (described below) will be counted.

How do I vote by proxy if I am a stockholder of record?

Your vote is very important. Whether or not you plan to attend the meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States. If you properly fill in your proxy card and our transfer agent receives it in time to vote at the meeting, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board, as follows:

(1) FOR the re-election of each of the three existing director nominees;

(2) FOR the approval of the 2007 Stock Incentive Plan; and

(2)	FOR the ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2008.

If any other matter is properly presented at the meeting or if the meeting is to be postponed or adjourned, your proxy will vote your shares in accordance with his best judgment. At present, the Board knows of no other business that is intended to be brought before or acted upon at this Annual Meeting.

How do I vote if my shares are held by my broker or other nominee?

If your shares are held by your broker or other nominee in “street name,” you will need to instruct your broker or other nominee (in the method required by your broker or other nominee) how to vote your shares.

What discretion does my broker have to vote my shares held in “street name”?

At this time, NASDAQ rules allow your broker to vote your shares with respect to the election of directors and the ratification of our independent auditors, even if it does not receive instructions from you, so long as it holds your shares in its name. Brokers do not have discretionary authority to vote your shares with respect to the approval of our 2007 Stock Incentive Plan. If you do not instruct your broker how to vote with respect to such proposal, your broker may not vote “FOR” or “AGAINST” the proposal, but rather those votes will be considered “broker non-votes” and will not be counted as voting on the matter. Shares represented by “broker non-votes” will, however, be counted in determining whether there is a quorum.

Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised at the Annual Meeting. If you are a stockholder of record, to change your vote, you may:

•	mail a written notice “revoking” your earlier proxy to our transfer agent, Computershare Investor Services, P.O. Box 43010, Providence, Rhode Island 02940-3010;

•	submit to our transfer agent a properly completed and signed proxy card with a later date; or

•	vote in person at the Annual Meeting.

The last dated proxy or vote cast will be counted.

If your shares are held in street name, you must follow the instructions provided by your broker or other nominee to change your vote.

How do I vote in person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot or a new proxy card when you arrive. However, if your shares are held in the name of your broker or other nominee, you must bring an account statement or letter from the broker or other nominee indicating that you were the beneficial owner of the shares on October 17, 2007, the record date for voting and giving you the right to vote your shares. Please also bring proper identification to the Annual Meeting.

Who is our transfer agent?

Our transfer agent is Computershare Investor Services. Representatives of Computershare Investor Services will tabulate the votes and act as inspectors of election at the Annual Meeting.

What vote is required to approve each proposal?

(1) For the Election of Directors.  With respect to Proposal 1, the three nominees for director receiving the most votes from those shares present or represented at the Annual Meeting will be elected. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will be counted for purposes of determining whether there is a quorum, but will not count either “for” or “against” the nominee.

(2) For All Other Matters.  For the approval of the 2007 Stock Incentive Plan and the ratification of the selection of Ernst & Young LLP as our auditors for the year ending June 30, 2008, the affirmative vote of a majority of shares present or represented and voting on such proposal is required for approval. At present, the Board knows of no matters other than these to be presented for stockholder action at the Annual Meeting. A properly executed proxy marked “abstain” with respect to any of these matters will not be voted “for” or “against” the proposal(s), but will be counted for purposes of determining the number of votes cast. Accordingly, an abstention will have the effect of a negative vote.

How is the Company soliciting proxies?

The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our common stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. In addition, we may engage the services of The Proxy Advisory Group, LLC to assist in the solicitation of proxies for an anticipated cost of approximately $7,500, plus out of pocket expenses.

PROPOSALS TO BE VOTED UPON

Proposal 1: Re-Election of Existing Class III Directors.

Currently, our Board of Directors consists of six directors and is divided into three classes. Each class serves for a period of three years. The classes are arranged so that the terms of the directors in each class expire at successive annual meetings. The terms of our Class III directors expire at this Annual Meeting. Our Board has nominated each of the following incumbent Class III directors to stand for re-election for a term of three years continuing until our 2010 annual meeting and until his successor has been elected and qualified: A. Dana Callow, Jr.; Christopher J. Lindop; and Josef H. von Rickenbach.

We know of no reason why any of the nominees would be unable to serve as a director. However, should such a situation arise, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the Annual Meeting may be filled by the Board.

Below are the names, ages and certain other information of each member of our Board, including the nominees for re-election as Class III Directors. Information with respect to the number of shares of common stock of the company beneficially owned by each Director, directly or indirectly, as of September 30, 2007, appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Class III Director Nominees (Term Expires 2010)
A. Dana Callow, Jr. Age 55 Director since 1986	Dana Callow was elected as a Director of the Company in June 1986 and is the Presiding Director of the Board, a member of the Audit and Finance Committee and Human Resources Committee of the Board, and Chairman of the Nominating and Corporate Governance Committee of the Board. Since January 1997, Mr. Callow has served as the Managing General Partner of Boston Millennia Partners Limited Partnership and Boston Millennia Partners III Limited Partnership, both venture capital firms. Since 1983, Mr. Callow has also served as a general partner of several Boston Capital Ventures’ Limited Partnerships. He is a member of the Board of Trustees of Tufts University and the Board of Overseers of Tufts University School of Medicine. He is also a member of the Board of the Tuck Center for Private Equity and Entrepreneurship at Dartmouth College and is a Director of Jobs for Massachusetts, a non-profit organization. He is currently a director of PHT Technologies, Inc., and several other private companies.

Christopher J. Lindop Age 49 Director since 2006	Christopher Lindop was elected as a Director of the Company in October 2006 and is Chairman of the Audit and Finance Committee of the Board. Since January 2007, Mr. Lindop has served as Chief Financial Officer of Haemonetics Corporation, a global blood processing systems company. From September 2003 to December 2006, he served as Chief Financial Officer of Inverness Medical Innovations, Inc., a major global developer, manufacturer and marketer of medical diagnostic products. From June 2002 to September 2003, he served as an audit partner for Ernst & Young LLP, an accounting firm. From 1991 to June 2002, Mr. Lindop served as an audit partner with the Boston office of Arthur Andersen LLP, an accounting firm.

Josef H. von Rickenbach Age 52 Director since 1983	Josef H. von Rickenbach founded PAREXEL in 1983 and has served as a Director, Chairman of the Board and Chief Executive Officer since 1983 and served as President from 1983 until April 2001. Mr. von Rickenbach has also worked in the past for Schering-Plough, Inc., 3M (East), a division of 3M Company, and ERCO (now ENSECO), Inc., a diversified testing and technical consulting company. He served as Chair of the Association of Clinical Research Organizations (ACRO), a professional industry organization, in 2005. He also serves on the Board of Directors of the New England Healthcare Institute. Mr. von Rickenbach received an M.B.A. from the Harvard University Graduate School of Business Administration and a B.S. in Business Economics from the Lucerne University of Applied Sciences and Arts in Switzerland.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF
ALL THREE OF THESE NOMINEES FOR DIRECTOR.

Class I Directors (Term Expires 2008)
Patrick J. Fortune Age 60 Director since 1996	Patrick J. Fortune was elected as a Director of the Company in June 1996 and is Chairman of the Human Resources Committee of the Board, and a member of the Audit and Finance Committee and the Compensation Committee of the Board. Since September 2001, Dr. Fortune has served as a Partner of Boston Millennia Partners III Limited Partnership, a venture capital firm. From September 2001 to June 2005 he served as Executive Chairman of Knowledge Impact Systems, Inc., a software end user training company. From April 1999 to June 2001, he served as President, Chief Operating Officer and a director of New Era of Networks, Inc., an internet software and services company. From October 1995 to March 1999, Dr. Fortune was Vice President, Information Technology and Chief Information Officer of Monsanto Company, an agricultural, pharmaceutical and health products company. From August 1994 to July 1995, Dr. Fortune was President and Chief Operating Officer, Chief Information Officer and a member of the Board of Directors of Coram Healthcare Corporation, a medical therapy services company. From December 1991 to August 1994, Dr. Fortune was Corporate Vice President, Information Management at Bristol-Myers Squibb, a pharmaceutical company. Prior to that, Dr. Fortune was Senior Vice President and General Manager of Packaging Corporation of America, a subsidiary of Tenneco, and held several management positions with Baxter International, Inc., including: Corporate Vice President; President, Parenteral Products Division; Vice President, Research and Development; and Vice President, Information Services.

Ellen M. Zane Age 56 Director since 2006	Ellen M. Zane was elected as a Director of the Company in July 2006 and is a member of the Compensation Committee of the Board. Since January 2004, Ms. Zane has served as President and Chief Executive Officer of Tufts-New England Medical Center and Floating Children’s Hospital, a hospital in Boston, Massachusetts. From May 1994 to January 2004, she served as Network President for Partners Healthcare System, a physician network. Prior to 2004, Ms. Zane served as Chief Executive Officer of Quincy Hospital in Quincy, Massachusetts.

Class II Director (Term Expires 2009)
Richard L. Love Age 64 Director since 2002	Richard L. Love has been a Director since September 2002 and is Chairman of the Compensation Committee of the Board and a member of the Nominating and Corporate Governance Committee and the Human Resources Committee of the Board. Since January 2007, Mr. Love has served as a partner of Translational Accelerator Venture Fund (TRAC), an investment fund. From January 2003 to January 2007, he served as Chief Operating Officer of Translational Genomics Research Institute (TGen), a medical research organization, and from January 2002 to December 2004, he served as a director of ILEX Oncology, an oncology focused pharmaceutical company. From October 1994 to January 2002, Mr. Love served as President and Chief Executive Officer of ILEX Oncology. From 1991 to 1994, he served as Chief Operating Officer of the Cancer Therapy and Research Center, a cancer treatment center focused on the clinical evaluation of new agents. From 1983 to 1991, Mr. Love served as Chief Executive Officer of Triton Biosciences, Inc., a biotechnology company. Mr. Love currently serves as a director of ImaRx Therapeutics, Inc. and The Molecular Profiling Institute.

CORPORATE GOVERNANCE

Our Board of Directors has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Board has continued to review its governance practices in light of the Sarbanes-Oxley Act of 2002, SEC rules and regulations and the listing standards of NASDAQ. This proxy describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines (as reflected in our Board of Directors Charter and Corporate Governance Principles), committee charters and the code of conduct described below are available on our website at http://www.parexel.com under the category “Investors-Corporate Governance Documents.” Alternatively, you can request a copy of any of these documents by writing to us at PAREXEL International Corporation, 200 West Street, Waltham, Massachusetts 02451, Attention: Secretary.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of us and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, include that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors shall meet regularly in executive session;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•	directors who retire from their principal current employment or materially change their current position should offer to tender their resignation to the Board;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under NASDAQ rules, a director of the Company will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Josef von Rickenbach, our Chief Executive Officer, is not “independent”. Our Board has determined that none of Ms. Zane or Messrs. Callow, Fortune, Lindop or Love has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ rules. Our Board reached the same determination with respect to A. Joseph Eagle, who served as a Director until December 2006, and Serge Okun, who served as a Director until December 2006.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics. While no code of conduct can replace the thoughtful behavior of an ethical director, officer or employee, we feel the Code of Business Conduct and Ethics, among other things, focuses our Board and management on areas of ethical risk, provides guidance in recognizing and dealing with ethical issues, provides mechanisms to report unethical conduct and generally helps foster a culture of honesty and accountability. Any amendment or waiver of the Code of Business Conduct and Ethics may only be made by the Board. A current copy of the Code of Business Conduct and Ethics is posted on our website, http://www.parexel.com under the category “Investors-Corporate Governance Documents.” Any future amendments to or waivers from the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, and relate to any element of the code of ethics definition enumerated in paragraph (b) of Item 406 of Regulation S-K, will be posted on our web site. In addition, copies of the Code of Business Conduct and Ethics are available to all stockholders upon request.

Board Meetings and Attendance

Our Board met 16 times during the fiscal year ended June 30, 2007. During fiscal 2007, each director attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he or she served.

Director Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All Directors attended our 2006 annual meeting of stockholders.

Board Committees

Our Board has a standing Audit and Finance Committee, Compensation Committee, Human Resources Committee and Nominating and Corporate Governance Committee. Each committee operates under a charter approved by the Board. Copies of the charters are available on our website, http://www.parexel.com under the category “Investors — Corporate Governance Documents.” Our Board has determined that all of the members of each of its four standing committees are independent as defined under applicable NASDAQ rules, including, in the case of all members of the Audit and Finance Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Membership on each committee, as of October 1, 2007, is set forth in the following table:

BOARD COMMITTEE MEMBERSHIP
As of October 1, 2007

Nominating
			and Corporate	Human
	Audit and	Compensation	Governance	Resources
Name	Finance Committee	Committee	Committee	Committee

A. Dana Callow, Jr.	*		+	*
Patrick J. Fortune	*	*		+
Christopher J. Lindop	+
Richard L. Love		+	*	*
Ellen M. Zane		*
Josef H. von Rickenbach

*	Committee Member
+	Committee Chair

Audit and Finance Committee

The Audit and Finance Committee, which oversees our accounting and financial functions, met 17 times during the fiscal year ended June 30, 2007. The Audit and Finance Committee has a written charter, a copy of which was attached to last year’s proxy statement as Appendix A and is posted on our website at www.parexel.com under the category “Investors — Corporate Governance Documents”. The Audit and Finance Committee is responsible for assisting the Board of Directors’ oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our internal audit function and independent registered public accounting firm.

Messrs. Callow, Fortune and Lindop are the current members of the Audit and Finance Committee, with Mr. Lindop serving as its Chairman. Our Board has determined that Mr. Lindop, who joined the Board on October 17, 2006, is an “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K of the Exchange Act and is independent as defined under applicable NASDAQ rules and as contemplated by Rule 10A-3 of the Exchange Act. From May 1, 2006, the date William Parfet resigned from the Board, until October 17, 2006, when Mr. Lindop joined the Board, there was no “audit committee financial expert” serving on the Board.

Compensation Committee

The Compensation Committee of the Board, which reviews and makes recommendations concerning executive compensation and reviews and approves option grants and administers our stock plans, met three times during the fiscal year ended June 30, 2007. The Compensation Committee is responsible for:

•	Annually reviewing and approving corporate goals and objectives relevant to CEO compensation

•	Determining the CEO’s compensation

•	Reviewing and approving or making recommendations to our Board with respect to the compensation of our other executive officers;

•	Overseeing an evaluation of our senior executives;

•	Overseeing and administering our cash and equity incentive plans;

•	Reviewing and making recommendations to our Board with respect to director compensation;

•	Reviewing and discussing annually with management our Compensation Discussion and Analysis, which is included in this Proxy Statement beginning on page 12; and

•	Preparing the Compensation Committee Report required by SEC rules, which is included in this Proxy Statement on page 22.

The process and procedures followed by our Compensation Committee in considering and determining executive director compensation are described below in our Compensation Discussion and Analysis, which begins on page 12. Ms. Zane and Messrs. Love and Fortune are the current members of the Compensation Committee, with Mr. Love serving as its chairman. Ms. Zane was appointed to the Compensation Committee October 17, 2006.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board has the following principal duties:

•	identify individuals qualified to serve as members of the Board;

•	recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders;

•	develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

•	oversee the evaluation of the Board and management.

The process and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process”.

Mr. Callow and Mr. Love are the current members of the Nominating and Corporate Governance Committee, with Mr. Callow serving as its chairman. The Nominating and Corporate Governance Committee met four times during the fiscal year ended June 30, 2007.

The Human Resources Committee of the Board has the following principal duties:

•	define and implement appropriate human resources principles and philosophy through the Company;

•	review issues and changes in the strategic human resources area;

•	create an environment that enables our personnel to achieve their full potential and allows the Company to execute on its human resources strategy; and

•	the recruitment, oversight and assessment of senior management.

Messrs. Callow, Love and Fortune are the current members of the Human Resources Committee, with Mr. Fortune serving as its chairman. The Human Resources Committee met 3 times during the fiscal year ended June 30, 2007.

Our Board also has a Presiding Director, an independent member whom:

•	chairs meetings of the independent directors in executive session;

•	meets with any directors not adequately performing his or her duties;

•	facilitates communications between members of the Board and the Chairman of the Board;

•	works with the Chairman in the preparation of Board meeting agendas and determining the need for any special meetings; and

•	consults with the Chairman regarding corporate governance and Board performance.

Mr. Callow is the current Presiding Director of the Board.

During the fiscal year ended June 30, 2007, all of the Company’s Directors attended at least 75% of the aggregate of the total number of meetings of the Board and all committees of the Board on which he or she served.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee applies the criteria attached to the Board of Directors Charter and Corporate Governance Principles. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, PAREXEL International Corporation, 200 West Street, Waltham, Massachusetts 02451. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee is responsible for establishing compensation policies with respect to the Company’s executive officers, including the Chief Executive Officer and other named executive officers. The Compensation Committee makes compensation decisions relating to the named executive officers after consultation with our Board.

Overview of Compensation Program and Philosophy

The Compensation Committee seeks to achieve the following broad goals in connection with our executive compensation programs and decisions regarding individual compensation:

•	attract, retain and motivate the best possible executive talent;

•	ensure executive compensation is aligned with our corporate strategies and business objectives, including short-term operating goals and longer-term strategic objectives;

•	promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and personal performance goals;

•	encourage cooperation among executives within and between different business units; and

•	align executives’ incentives with the creation of stockholder value.

To achieve these objectives, the Compensation Committee evaluates the Company’s executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies in our industry that compete with us for executive talent. In addition, through a management incentive plan, our executive compensation program ties a substantial portion of each executive’s overall compensation to key strategic, financial and operational goals as measured by metrics such as backlog, earnings per share and business operating margin, or BOM. Additionally, compensation of executives is tied to the completion of specific identified personal goals. We also provide a portion of our executive compensation in the form of stock option and/or restricted stock grants that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.

How Executive Compensation is Determined

Our Compensation Committee is responsible for reviewing, setting and approving the compensation of our named executive officers. Information about our Compensation Committee and its composition and responsibilities can be found on page 10 of this proxy statement under the heading “Compensation Committee”.

Market Referencing Against Peer Groups.  Our Compensation Committee uses market considerations in making its compensation decisions by benchmarking our executive compensation against compensation paid to employees in comparable roles at peer companies. In connection with its compensation determinations for fiscal 2007, the committee engaged Pearl Meyer & Partners, an executive compensation consulting firm, to collect and analyze compensation information from peer group companies and to help establish benchmarks. The committee established two peer groups for fiscal 2007, one of which included public companies in our service market, which we refer to as our industry peer group, and the other of which included public companies that are representative of pharmaceutical and life science companies comparable in size, based on revenue and market capitalization, which we refer to as our pharmaceutical/life science peer group. The companies in our respective peer groups were:

Industry Peer Group	Pharmaceutical/Life Sciences Peer Group

Charles River Laboratories International, Inc.	Affymetrix Inc.	Idexx Labs Inc.
Covance Inc.	Applera Corp-Applied Biosystems	Invitrogen Corp
Inventiv Health Inc.	Bio-Rad Laboratories Inc.	Millipore Corp.
Kendle International Inc.	Cambrex Corp.	PerkinElmer Inc.
Pharmaceutical Product Development Inc.	Covance Inc.	Pharmaceutical Product Development Inc.
PharmaNet Development Group Inc. PRA International	Haemonetics Corp.	Varian Inc.

The Compensation Committee, with the assistance of Pearl Meyer & Partners, also reviewed industry specific and non-industry specific executive compensation survey data for comparably-sized companies. All elements of compensation were benchmarked against both peer groups.

We do not target any specific market position in establishing compensation but generally aim to have a compensation program that is consistent with the market median, as determined by all of the collected market information and considering the performance of PAREXEL with respect to comparative historical profit growth and shareholder return. Salary and performance bonus amounts are set near the median of the peer groups. Equity awards and other long term incentive compensation are set at the percentile of the peer groups in which the Company would fall based upon financial performance. These are overall guidelines, and variations to these general targets may occur after considering a number of factors, including the individual executive’s past performance, tenure with the Company, experience, and the contributions and criticality to the Company.

CEO and Compensation Committee Judgment.  Our total compensation program not only operates based on the application of market referencing, but also through the judgment of our Compensation Committee and Chief Executive Officer. We do not employ a purely formulaic approach to our compensation decisions. There are individual and corporate performance and responsibility factors and executive retention considerations that permit discretion to increase or decrease compensation based on those considerations.

In making its compensation determinations, the Compensation Committee reviews the total of all elements of compensation for each of our executive officers. In addition, the Compensation Committee considers the economic value as well as the retention value of prior equity grants received by our named executives in determining current and future compensation, and considers each executive’s compensation compared to the compensation of other executives and other employees generally. In determining the reasonableness of our executives’ total compensation, the Compensation Committee reviews not only corporate, business unit and personal performance compared to targets, but also the nature of each element of compensation provided, including salary, bonus, long-term incentive compensation as well as the executive’s severance and change of control arrangements.

In addition, while the Compensation Committee is solely responsible for approving the targets and awards, the Compensation Committee solicits input from our Chief Executive Officer in setting the targets, evaluating the performance of each executive officer (other than him) and recommending appropriate salary and incentive awards. The Chief Executive Officer participates in Compensation Committee meetings, at the request of the committee, in order to provide background information and explanations supporting his recommendations.

Typically, at the beginning of each fiscal year, the Compensation Committee evaluates actual individual, business unit and corporate performance against the goals for the recently completed year. The Chief Executive Officer prepares evaluations of the other executives and recommends annual executive salary increases, management incentive bonuses and equity awards, if any, which are then reviewed and considered by the Compensation Committee. In the case of the Chief Executive Officer, the Compensation Committee conducts his individual performance evaluation and determines his compensation changes and awards. For all executives, annual base salary increases, annual stock option awards and annual bonuses, to the extent granted, are implemented based on their anniversary date with the Company. The evaluation and timing of executive reviews and salary increases will be aligned with a new annual review process starting in 2008.

Elements of our Executive Compensation Program

Overview of Compensation.  Our executive compensation program generally consists of the following elements:

•	base salary;

•	annual incentive cash bonuses;

•	equity awards;

•	health care and life insurance and other employee benefits; and

•	severance and change in control provisions.

Using these five elements of compensation, we believe we are able to remain competitive with our peers while ensuring that our executives are appropriately incentivized to deliver short-term results while creating long-term stockholder value.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee determines subjectively what it believes to be the appropriate level and mix of the various compensation elements. As discussed below, equity-based compensation is converted to a dollar basis using accepted methods such as Black-Scholes and to be consistent with reporting under SFAS 123(R).

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all of our executives. When establishing base salaries, the Compensation Committee considers compensation of executives in our peer groups, other available compensation survey data, as well as a variety of other factors, including the seniority of the individual, historic salary levels of the executive, the nature of the individual’s responsibilities, the base salary of the individual at his or her prior place of employment if applicable, and the number of well-qualified candidates to assume the individual’s role. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company’s financial performance and each individual’s performance.

Base salaries are reviewed at least annually by our Compensation Committee. In establishing the salaries for each of the executive officers for fiscal 2007, the Compensation Committee reviewed all the preceding criteria to the extent applicable, including market median base salaries. With the exception of Mr. von Rickenbach and Dr. Goldberg, base salaries for the named executive officers for fiscal year 2007 were increased in line with the 3%-4% market-based increase range used for all employees in the Company. Mr. von Rickenbach’s salary was increased by 10% in recognition of continued strong growth in total shareholder return and to more closely align his salary with the market. Dr. Goldberg’s salary was increased by 14.3% to more closely align his salary with the market.

Cash Bonuses under Management Incentive Plan

Executive officers are eligible to receive cash bonuses under our management incentive plan, or MIP. The plan is intended to focus our executives and other employee participants on the accomplishment of organizational goals and specific individual performance objectives identified as critical to our success. Amounts payable under the plan are calculated as a percentage of the applicable executive’s base salary at the end of the fiscal year. The committee establishes each executive’s percentage during the first quarter of the fiscal year based on the executive’s roles and responsibilities, the market information provided by Pearl Meyer, the seniority of the executive, the executive’s target percentage in prior years and the executive’s performance. At the same time, the committee sets the corporate, business unit and personal performance goals for each executive.

Corporate performance goals for any given year are set by the Board as a whole. Based on these performance goals and discussions with Mr. von Rickenbach, the Compensation Committee sets MIP financial and operation targets for the executive officers individually. For those executives that are part of a business unit, business unit performance objectives consistent with corporate objectives are set; for executives that are not part of a business unit, functional unit goals consistent with corporate goals are set. Finally, personal goals are proposed by each executive officer, reviewed by the Chief Executive Officer and approved by the Compensation Committee. Personal goals can constitute no more than 20% of the MIP opportunity for any individual. As an executive officer, the Chief Executive Officer’s goals are set in a similar fashion. Factors such as the effect of a goal on near term and long term company value (as measured by stock price), difficulty in attainment and ability of the executive officer, given his position in the organization, to impact that specific goal are all taken into account in this process.

Following the end of the fiscal year, the Compensation Committee, with the assistance of the Chief Executive Officer, for all executive officers other than him, reviews actual results and performance against the goals for the prior year and determines the amount, if any, of the MIP bonus to be paid to the executive officers. The MIP amounts actually paid are determined based on the extent to which personal goals for that year are achieved. However, the Compensation Committee may increase or decrease such MIP amounts if its judgment so warrants. This includes, for example, reduction in MIP payments in cases where individual or business unit goals are achieved (or even over achieved) but the corporate goals are not achieved.

The Compensation Committee approved MIP targets for fiscal 2007 in September 2006. Under the MIP for fiscal 2007, the executive officers’ incentives consisted of corporate, business unit and personal goals. The corporate goals set by the Board included specific earnings per share, or EPS, and backlog objectives and the business unit objectives were based on achieving predetermined business unit operating margin, or BOM, objectives. As noted above, many factors go into setting performance goals, and setting targets is both subjective and objective. In addition, the Compensation Committee believes that there is value in establishing goals that represent a performance “stretch.” For fiscal 2007, Company goals were set to have a roughly 80% chance of attainment based on budgets, market conditions and historical factors. Accordingly, a specific numerical goal may be missed, but an officer’s individual performance may have reached expectations. For this reason, MIP-based goals are actually expressed in a range around a target. For executives to be awarded any payment under the corporate earnings per share or business unit operating margin elements of the fiscal year 2007 MIP, at least 90% of the targeted value had to be attained. For executives to be awarded any payment under the backlog elements of the fiscal year 2007 MIP, 100% or more of the targeted value had to be attained. Over-achievement of certain goals enables an individual to earn more than 100% of the targeted MIP. However, to the extent any such over-achievement payment would cause the Company to miss its targets, that payment is reduced. For fiscal 2007, the goals focused primarily on growing EPS and growing backlog. For the Company as a whole, the EPS target was over achieved, and the backlog target was met. Mr. von Rickenbach was also awarded a discretionary bonus in the amount of $100,000 in recognition of the strong 45.8% growth in total shareholder return in fiscal 2007.

Accordingly, in September 2007, the Compensation Committee approved the following incentive bonuses under our MIP for fiscal 2007:

Name	Bonus Target	Bonus Paid		Metrics

Josef H. von Rickenbach	$300,000	$309,072	(1)	EPS, Corporate Backlog and Personal Goals
James F. Winschel, Jr.	$178,750	$190,204		EPS, Corporate Backlog and Personal Goals
Ulf Schneider, PhD.	$163,372	$126,541		EPS, Corporate Backlog, Personal Goals and BOM
Mark A. Goldberg, M.D.	$175,000	$193,123	(2)	EPS, Corporate Backlog, Personal Goals and BOM
Douglas A. Batt	$110,689	$119,031		EPS, Corporate Backlog and Personal Goals
Kurt A. Brykman	$124,408	$86,538		EPS, Corporate Backlog, Personal Goals and BOM

(1)	Excludes $100,000 discretionary bonus discussed above.

(2)	Excludes $500,000 bonus paid in connection with PAREXEL’s purchase of the minority stockholder interests in Perceptive Informatics, Inc. Please see “Certain Relationships and Related Transactions” on page 39 for more information.

In September 2007 the fiscal 2008 financial metrics were set as follows:

		Target Percent	Maximum Percent	Maximum Percent
Name	Metrics	of Base	of Target	of Base

Josef H. von Rickenbach	Backlog	100%	120.0%	120.0%
	EPS
James F. Winschel, Jr.	Backlog	55%	127.5%	70.1%
	EPS
Ulf Schneider, PhD.	Backlog	45%	127.5%	57.4%
	EPS BOM
Mark A. Goldberg, M.D.	Backlog	50%	127.5%	63.8%
	EPS BOM
Douglas A. Batt	Backlog	40%	130.0%	52.0%
	EPS
Kurt A. Brykman	Backlog	45%	127.5%	57.4%
	EPS BOM

Our Compensation Committee has set incentive targets for PAREXEL’s management team for fiscal 2008 to have an expected probability of achievement of 80% based on historical performance and established budgets.

Equity Awards

Our equity awards program is the primary vehicle for offering long-term incentives to our executive officers, including the Company’s named executive officers. We believe that equity grants provide the executives with a strong link to our long-term performance, create an ownership culture and help to align the interest of our named executive officers and our stockholders. Equity grants are intended as both a reward for contributing to the long-term success of our company and an incentive for future performance. The vesting feature of our equity grants is intended to further our goal of executive retention by providing an incentive to our named executive officers to remain in our employ during the vesting period. In determining the size of equity grants to our executives, our Compensation Committee considers comparable equity awards of executives in both of our compensation peer groups, our company-level performance, the applicable executive’s previous awards and the recommendations of management and consultants to the Compensation Committee.

Equity awards have typically taken the form of stock options and restricted stock. However, under the terms of our stock incentive plans, we may grant equity awards other than stock options and restricted stock awards, such as stock appreciation rights and restricted stock units.

The Compensation Committee approves all equity grants of options. The Compensation Committee reviews all components of the executive’s compensation when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. In addition, the Compensation

Committee considers competitive data provided by Pearl Meyer & Partners, individual performance during the relevant fiscal year, retention levels evidenced by existing equity ownership, previous grants of stock options and restricted stock, vesting schedules of outstanding stock options and restricted stock and past financial performance and future expectation.

The Compensation Committee typically makes stock option and/or restricted stock awards to new executives and grants once every three years as part of our overall compensation program. However, the committee has the discretion to make grants more frequently. In general, our option awards vest over four years and restricted stock awards vest over three years. The restricted stock granted to executives in December 2005 vests on December 31, 2008 and the vesting is contingent upon both the achievement of predetermined stock price targets, which have been satisfied (as the stock price increased from $20.13 on December 16, 2005 to $30.80 prior to December 31, 2008), and the continued employment of the executive. The Compensation Committee reviews and approves all equity incentive grants at regularly scheduled committee meetings. The committee has been setting the exercise price of the stock options equal to the closing price of our common stock on the Nasdaq Global Select Market on the most recent trading day prior to the grant date.

In light of the factors described above, including the value and vesting of the 2006 restricted stock grants, the committee did not grant any equity awards to our executive officers during fiscal year 2007.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. During fiscal year 2007, we generally matched 100% of the employee contributions to our 401(k) plan up to a maximum of 3% of the participating employee’s annual salary and not to exceed $3,000, and subject to certain additional statutory age-based dollar limitations. Named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Each of our named executive officers located in the United States contributed to our 401(k) plan and their contributions were matched by us.

We maintain a pension arrangement for Mr. Schneider pursuant to the terms of his employment. This pension provides for the payment of benefits in either a single lump sum payment or in five equal installments after retirement at the age of 65, with reduced benefit payments in the event of early retirement after the age of 60. Mr. Schneider’s family would be entitled to the payment of benefits in the event of his death.

We also maintain a non-qualified deferred compensation plan, which is generally intended to provide comparable benefits above the applicable limits of our 401(k) qualified plan. Participating executives may defer up to 100% of their annual compensation. The amounts deferred are fully vested and are invested in conservative vehicles. We do not make any contributions, matching or otherwise. Amounts deferred are payable in 15 annual installments once the participant has reached the age of 65, although he may request the payments be made in a smaller number of payments. Amounts deferred are also payable on the first day of the month following termination of the participant’s employment with us for any reason prior to the age of 65 or due to total and permanent disability.

We occasionally pay relocation expenses for newly hired executive officers whom we require to relocate as a condition to their employment by us. We believe that this is a typical benefit offered by comparable companies to executives who are asked to relocate and that we would be at a competitive disadvantage in trying to attract executives who would need to relocate in order to work for us if we did not offer relocation assistance.

In fiscal 2007, Mr. von Rickenbach and Dr. Schneider recognized $17,082 and $10,982 in income, respectively, in connection with the use of a company car. In addition, Mr. von Rickenbach received tax gross up payments for income taxes on his use of a company car in the amount of $12,243.

Our employee stock purchase program is generally available to all employees who work over 20 hours per week, including our executive officers so long as they own less than 5% of our common stock. Our employee stock purchase plan allows participants to purchase shares of our common stock at a 5% discount from the fair market value of the common stock at the end of the applicable purchase period. Messrs. von Rickenbach and Winschel and Dr. Schneider participated in the employee stock purchase program during fiscal 2007.

Severance

We have entered into employment agreements with Messrs. von Rickenbach and Brykman and Dr. Schneider, and Executive Change of Control/Severance Agreements with Messrs. Winschel, Goldberg and Batt. These agreements are described below under the caption “Employment Agreements.”.

Pursuant to the employment agreements we have entered into with Messrs. von Rickenbach and Brykman and Dr. Schneider, and the Executive Change of Control/Severance Agreement with Messrs. Winschel, Goldberg and Batt, such executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances. In negotiating and establishing the terms of these agreements with our executive officers, the Compensation Committee sought to bring the executives’ employment terms in line with the severance terms of executives in our peer groups. We believe providing these benefits helps us compete for executive talent. After reviewing the practices of companies represented in the compensation peer group, we believe that our change in control benefits are generally in line with packages offered to executives by the companies in the peer group.

Our change of control benefits are structured as “double trigger” benefits. In other words, the change of control itself does not trigger benefits; rather, benefits are paid only if the employment of the executive is terminated during a specified period after the change of control. We believe a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to support any change of control that is in the best interests of the stockholders and as a result of which they believe they may lose their jobs.

We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the captions “Employment Agreements” and “Potential Payments Upon Termination or Change-in-Control” below.

Tax and Accounting Considerations

Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our chief executive officer and our officers whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the four most highly paid executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. In general, we structure and administer our stock equity plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to future awards granted under its plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of our company and our stockholders.

Stock Ownership Guidelines.  We do not have stock ownership guidelines for our executive officers.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on its review and discussions with our management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee
of the Board of Directors

Richard L. Love (Chairman)
Patrick J. Fortune
Ellen M. Zane

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and each of our four other most highly compensated executive officers during fiscal 2007. We refer to these executive officers, excluding Mr. Brykman, as our named executive officers.

Summary Compensation Table For Fiscal 2007

								Change in
								Pension
							Non-	Value and
							Equity	Nonqualified	All
							Incentive	Deferred	Other
					Stock	Option	Plan	Compensation	Compen-
		Salary	Bonus		Awards	Awards	Compensation	Earnings	sation
Name and Principal Position	Year	($)	($)		($)(1)	($)(1)	($)	($)	($)(2)	Total ($)

Josef H. von Rickenbach	2007	500,000	100,000		302,648	148,841	309,072	—	38,404	1,398,965
James F. Winschel, Jr.	2007	325,000	—		199,001	74,515	190,204	—	4,921	793,641
Mark A. Goldberg, M.D.	2007	350,000	500,000	(3)	186,564	47,834	193,123	—	7,634	1,285,155
Ulf Schneider, PhD.	2007	361,233	—		201,935	61,555	126,541	18,864	10,982	762,246
Douglas A. Batt	2007	276,719	—		306,750	—	119,031	—	6,049	708,549
Kurt A. Brykman	2007	312,083	—		161,689	—	86,538	—	4,060	564,370

(1)	The amounts in this column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with SFAS 123R, of all outstanding equity awards held by the officer during fiscal year 2007, including awards granted in prior years. The assumptions we used in calculating these amounts are discussed under Note 2 to our financial statements for the fiscal year ended June 30, 2007.

(2)	“All Other Compensation” for each of the named executive officers and Mr. Brykman includes the following:

(3)	Bonus paid in connection with PAREXEL’s purchase of the minority stockholder interests in Perceptive Informatics, Inc. Please see “Certain Relationships and Related Transactions” on page 39 for more information.

	Mr. von	Mr.	Dr.	Dr.	Mr.	Mr.
	Rickenbach	Winschel	Schneider	Goldberg	Batt	Brykman

Tax gross up for use of company car	$12,243	—	—	—	—	—
Use of company car	17,082	—	10,982	—	—	—
Company match on 401(k)	3,000	3,000	—	3,000	5,406	3,000
Premiums paid by us for life insurance plans	6,078	1,921	—	634	643	1,060
Professional development fees	—	—	—	4,000	—	—

The table below shows each grant of an award made to a named executive officer, and Mr. Brykman, under any plan during the fiscal year ended June 30, 2007.

Grants of Plan-Based Awards For Fiscal Year 2007

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Plan Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Josef H. von Rickenbach	2007 MIP	09/14/06	144,000	300,000	360,000
James F. Winschel, Jr.	2007 MIP	09/14/06	64,350	178,750	227,906
Mark A. Goldberg, M.D.	2007 MIP	09/14/06	63,000	175,000	223,125
Ulf Schneider, PhD.	2007 MIP	09/14/06	52,279	163,372	212,384
Douglas A. Batt	2007 MIP	09/14/06	35,420	110,689	143,896
Kurt A. Brykman	2007 MIP	09/14/06	44,787	124,408	158,620

(1)	These columns reflect threshold, target and maximum payout levels under our 2007 MIP. The actual amount earned by each of the individuals listed above is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

The following table sets forth information concerning restricted stock that had not vested and stock options that had not been exercised for each of the named executive officers and Mr. Brykman as of June 30, 2007.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
		Number of
	Number of	Securities
	Securities	Underlying Un-				Number of		Market Value
	Underlying	exercised				Shares or Units		of Shares or
	Unexercised	Options		Option	Option	of Stock that		Units of Stock
	Options	(#) Un-		Exercise	Expiration	have not		that have not
Name	(#) Exercisable	exercisable		Price ($)	Date	Vested (#)		Vested ($)(1)

Josef H. von Rickenbach	13,334	—		11.125	12/23/07	73,000	(2)	3,070,380
	30,000	—		11.36	9/24/09	—		—
	20,000	20,000	(3)	19.62	11/17/12	—		—
	30,000	10,000	(4)	17.20	2/26/12	—		—
	200,000	—		12.30	8/15/08	—		—
	13,333	—		15.00	12/23/07	—		—
	13,333	—		22.00	12/23/07	—		—
James F. Winschel, Jr.	95,000	—		9.00	6/1/08	48,000	(2)	2,018,880
	11,250	3,750	(5)	17.09	1/27/12	—		—
	25,000	—		8.05	10/11/10	—		—
	15,000	—		11.36	9/24/09	—		—
	15,000	5,000	(6)	16.89	9/15/11	—		—
Mark A. Goldberg, M.D.	9,775	—		10.13	8/19/07	45,000	(2)	1,892,700
	7,500	2,500	(5)	17.09	1/27/12
Ulf Schneider, PhD.	8,000	—		10.13	8/19/07	42,000	(7)	1,766,520
	70,000	—		8.78	5/24/08	—		—
	15,000	—		11.36	9/24/09	—		—
	11,250	3,750	(6)	16.89	9/15/11	—		—
	15,000	5,000	(5)	17.09	1/27/12	—		—
Douglas A. Batt	—	—		—	—	35,000	(8)	1,472,100
Kurt A. Brykman	50,000	—		19.99	9/8/12	39,000	(2)	1,640,340

(1)	Based on $42.06, the last sales price of our common stock on the Nasdaq Global Select Market on June 29, 2007, the last trading day of fiscal 2007.

(2)	Shares of restricted stock granted on December 16, 2005. These shares will vest in full on December 31, 2008.

(3)	This option was granted on November 17, 2004 and vests in four equal annual installments starting on the first anniversary of the date of grant.

(4)	This option was granted on February 26, 2004 and vests in four equal annual installments starting on the first anniversary of the date of grant.

(5)	These options were granted on January 27, 2004 and vest in four equal annual installments starting on the first anniversary of the date of grant.

(6)	These options were granted on September 15, 2003 and vest in four equal annual installments starting on the first anniversary of the date of grant.

(7)	Shares of restricted stock, 35,000 shares granted on December 16, 2005 and 7,000 shares granted on March 3, 2006. These shares will vest in full on December 31, 2008.

(8)	Shares of restricted stock granted on May 8, 2006. Vesting will occur on June 30, 2009.

The following table sets forth information concerning the exercise of stock options during fiscal 2007 for each of the named executive officers and Mr. Brykman. No restricted stock awarded to the named executive officers or Mr. Brykman vested during fiscal 2007.

Option Exercises and Stock Vested

	Option Awards
	Number of Shares
	Acquired on Exercise	Value Realized on
Name	(#)	Exercise ($)(1)

Josef H. von Rickenbach	8,750	88,288
James F. Winschel, Jr.	—	—
Mark A. Goldberg, M.D.	2,450	26,656
Ulf Schneider, PhD.	2,650	25,096
Douglas A. Batt	—	—
Kurt A. Brykman	—	—

(1)	Value realized on exercise is the difference between the closing sales price of our common stock on the applicable sale date and the exercise price of the options.

The following table sets forth the present value of pension benefits accrued during fiscal 2007 by each named executive officer and Mr. Brykman.

Pension Benefits

		Number of Years	Present Value of		Payments During
	Plan	Credited Service	Accumulated Benefit		Last Fiscal Year
Name	Name	(#)	($)		($)

Josef H. von Rickenbach	—	—	—		—
James F. Winschel, Jr.	—	—	—		—
Ulf Schneider, PhD.	N/A	8.5	413,655	(1)	—
Mark A. Goldberg, M.D.	—	—	—		—
Douglas A. Batt	—	—	—		—
Kurt A. Brykman	—	—	—		—

(1)	The Present Value of Accumulated Benefits is calculated based on actuarial calculations compliant with FAS 87. Actuarial calculations based upon generally accepted rates for mortality and morbidity used in the German “Richttafeln 2005G” published by Dr. Klaus Heubeck. Assumptions include an interest rate of 4.60% and an annual retirement benefit increase of 1.75% during retirement.

We provide retirement benefits to Dr. Schneider, which is the competitive practice in Germany. The table reflects the present value of benefits accrued by Dr. Schneider. The material terms of Dr. Schneider’s pension benefits are described beginning on page 19. The amounts to which Dr. Schneider is entitled are not based on any formula, but are a fixed amount pursuant to contract.

The following table sets forth information concerning contributions from named executive officers and Mr. Brykman to our Nonqualified Deferred Compensation Plan for fiscal 2007.

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregated	Aggregate
	Contributions in	Contributions in	Earning	Withdrawals/	Balance at
Name	Last FY ($)	Last FY ($)	in Last FY ($)	Distributions ($)	Last FY End ($)

Josef H. von Rickenbach	120,000	—	155,519	—	879,941
James F. Winschel, Jr.	17,741	—	18,038	—	133,800
Ulf Schneider, PhD.	36,390	—	178	—	36,568
Mark A. Goldberg, M.D.	—	—	—	—	—
Douglas A. Batt	—	—	—	—	—
Kurt A. Brykman	50,000	—	3,267	—	53,267

Our Nonqualified Deferred Compensation Plan is a non-qualified deferred compensation plan which is generally intended to provide comparable benefits above the applicable limits of our 401(k) qualified plan. A participating executive may defer up to 100% of their annual compensation. The amounts deferred are fully vested and are invested in conservative vehicles. We do not make any contributions, matching or otherwise. Amounts deferred are payable in 15 annual installments once the participant has reached the age of 65, although he may request the payments be made in a smaller number of payments. Amounts deferred are also payable on the first day of the month following termination of the participating executive’s employment with us prior to the age of 65 for any reason or due to total and permanent disability.

Employment Agreements

We have entered into agreements with each of our executive officers, the terms of which are summarized below. In addition, each of the executive officers of the Company are bound by the terms of a Key Employee Agreement, pursuant to which confidential information proprietary to the Company obtained during the term of employment by the Company may not be disclosed by the employee during or subsequent to such term of employment, and pursuant to which the employee agrees not to compete with the business of the Company during, and for one year subsequent to, the term of employment.

Mr. von Rickenbach

We have entered into an employment agreement, dated December 6, 1999, as amended, with Mr. von Rickenbach. This agreement expires on December 6, 2008 and will automatically renew for additional three year periods, unless either party opts not to renew at least 90 days prior to the end of any applicable three year period. Under the terms of the agreement, in the event we terminated the agreement by non-renewal, all unexpired stock options held by Mr. von Rickenbach would vest and all other awards under any other long term incentive plan, whether vested or not, would be paid out in a lump sum.

In addition, in the event of termination by us other than for “cause” (as defined in the agreement), or by Mr. von Rickenbach for “good reason” (as defined in the agreement), and not in connection with a “change of control” of PAREXEL (as defined in the agreement), or for termination due to death or disability, Mr. von Rickenbach would be entitled to receive (i) continued payment of his then-current base salary, plus bonus payments and benefits, perquisites and services that otherwise would have been payable to him, for the next three years, (ii) the vesting of all unexpired stock options, and (iii) a lump sum payment for all other awards under any other long term incentive plan.

In the event of termination by us other than for cause, or by Mr. von Rickenbach for good reason, during the period beginning 12 months prior to, and ending 18 months following, a change of control, Mr. von Rickenbach would be entitled to receive (i) the amount of base salary, bonuses and benefits, perquisites and services that would have been payable if he had remained an employee of the Company through the date of the change of control, (ii) the amount of base salary, bonus payments and benefits, perquisites and services that otherwise would have been payable to him for the three year period following the change of control, (iii) outplacement services and (iv) the vesting of all unexpired stock options and other long term incentive programs. The agreement further provides that benefits will be supplemented by an additional payment to “gross up” Mr. von Rickenbach for any excise tax under the “golden parachute” tax provisions of the Internal Revenue Code of 1986, as amended, or the Code, unless the value of all payments to be received under this agreement would be greater when subjected to a specified cap (in which case the benefit payments will be so capped).

The current rate of compensation for Mr. von Rickenbach under the agreement is $550,000 for an annual salary, with a bonus target of $550,000.

Mr. Winschel

We have entered into an Executive Change of Control/Severance Agreement dated April 3, 2001, as amended, with Mr. Winschel, Senior Vice President and Chief Financial Officer. Under the terms of the agreement, as amended, if Mr. Winschel’s employment is terminated without “cause” (as defined in the agreement), he would be entitled to receive a lump sum cash payment equal to 12 months of his base salary plus the pro rata share of the target bonus that would have been payable to him during the year in which termination occurs. If we terminate Mr. Winschel’s employment without cause during the period beginning nine months prior to, and ending 18 months following, a “change of control” of PAREXEL (as defined in the agreement), or Mr. Winschel terminates his employment “for good reason” (as defined in the agreement) during the 18 month period following a change of control, Mr. Winschel would be entitled to receive (i) a lump sum cash payment equal to 12 months of his monthly salary plus the target bonus that would have been payable to him during the 12-month period following termination, (ii) accelerated vesting of stock options, shares of restricted stock and capital accumulation benefits and (iii) continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to any such termination. The agreement further provides that the benefits will be supplemented by an additional payment to “gross up” Mr. Winschel for any excise tax under the “golden parachute” tax provisions of the Code.

Dr. Schneider

PAREXEL International GmbH, a wholly owned subsidiary of PAREXEL, which we refer to as PAREXEL Germany, and Ulf Schneider, Senior Vice President and Chief Administrative Officer, have entered into an employment agreement dated as of February 21, 2005. The agreement has an indefinite term, but shall automatically terminate at the end of the year in which Dr. Schneider turns 65. The agreement may also be terminated by either party upon six months notice for any reason, or immediately for cause. Pursuant to the agreement, Dr. Schneider will serve as Managing Director of PAREXEL Germany and have responsibility for its commercial and administrative business activities. Dr. Schneider will simultaneously serve as a corporate vice president and member of the Executive Committee and the Business Review Committee of PAREXEL. Dr. Schneider will receive an annual base salary paid partly in Euros and partly in US Dollars, initially set for EUR 157,470 and US$103,000. The portion of his salary paid in US dollars is subject to adjustment on a quarterly basis in the event of currency fluctuations. He will also be eligible for an annual bonus pursuant to the PAREXEL Management Incentive Plan, with an initial bonus potential of up to 40% of his base salary, as well as life insurance and access to a company car. Dr. Schneider or his family will be entitled to 6 months salary in the event of his death or incapacity during the term of this Agreement. His salary is subject to review according to company policy. If Dr. Schneider is terminated without cause, he will be entitled to a severance payment equal to 12 month’s salary, plus his pro rata share of his target bonus for the year in which he was terminated. The agreement includes confidentiality, inventions assignment and non-compete provisions.

Dr. Goldberg

We have entered into an Executive Change of Control/Severance Agreement dated December 16, 2005, as amended, with Dr. Goldberg, President, Clinical Research Services and Perceptive Informatics. Under the terms of the agreement, as amended, if Dr. Goldberg’s employment is terminated without “cause” (as defined in the agreement), he would be entitled to receive a lump sum cash payment equal to 12 months of his base salary plus the pro rata share of the target bonus that would have been payable to him during the year in which termination occurs. If we terminate Dr. Goldberg’s employment without cause during the period beginning nine months prior to, and ending 18 months following, a “change of control” of PAREXEL (as defined in the agreement), or Dr. Goldberg terminates his employment “for good reason” (as defined in the agreement) during the 18 month period following a change of control, Dr. Goldberg would be entitled to receive (i) a lump sum cash payment equal to 12 months of his monthly salary plus the target bonus that would have been payable to him during the 12-month period following termination, (ii) accelerated vesting of stock options, shares of restricted stock and capital accumulation benefits and (iii) continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to any such termination. The agreement further provides that the benefits will be supplemented by an additional payment to “gross up” Dr. Goldberg for any excise tax under the “golden parachute” tax provisions of the Code.

Mr. Batt

We have entered into an Executive Change of Control/Severance Agreement dated July 6, 2006, with Mr. Batt, Senior Vice President and General Counsel. Under the terms of the agreement, if Mr. Batt’s employment is terminated without “cause” (as defined in the agreement), he would be entitled to receive a lump sum cash payment equal to 12 months of his base salary plus the pro rata share of the target bonus that would have been payable to him during the year in which termination occurs. If we terminate Mr. Batt’s employment without cause during the period beginning nine months prior to, and ending 18 months following, a “change of control” of PAREXEL (as defined in the agreement), or Mr. Batt terminates his employment “for good reason” (as defined in the agreement) during the 18 month period following a change of control, Mr. Batt would be entitled to receive (i) a lump sum cash payment equal to 12 months of his monthly salary plus the target bonus that would have been payable to him during the 12-month period following termination, (ii) accelerated vesting of stock options, shares of restricted stock and capital accumulation benefits and (iii) continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to any such termination. The agreement further provides that the benefits will be supplemented by an additional payment to “gross up” Mr. Batt for any excise tax under the “golden parachute” tax provisions of the Code.

Mr. Brykman

We have entered into an employment agreement dated July 22, 2004 with Mr. Brykman, President of PAREXEL Consulting and Medical Communications. Under the terms of the agreement, if Mr. Brykman’s employment is terminated without “cause” (as defined in the agreement), he would be entitled to receive a severance payment in an amount equal to 9 months of his base salary.

Potential Payments Upon Termination or Change-in-Control

The tables below show the estimated incremental value transfer to each named executive officer under various scenarios relating to a termination of employment. The tables below assume that such termination occurred on June 30, 2007 and are calculated using a stock price of $42.06, the closing price of our common stock as reported on the Nasdaq Global Select Market on June 29, 2007, the last trading day in fiscal 2007. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are available to employees generally.

				Termination
				Without Cause or
				for Good Reason
		Termination		in Connection
		Without Cause or		with a Change of
Name	Benefit(1)	for Good Reason		Control

Josef H. von Rickenbach(2)	Salary Payments	$2,400,000	(3)	$2,400,000	(4)
	Continued Benefits, Perquisites and Services	$8,484	(5)	$8,484	(6)
	Outplacement Services	N/A		$35,000	(7)
	Market Value of Stock OptionVesting(8)	$697,400	(9)	$697,400	(9)
	Long Term Incentives(8)	$3,070,380	(10)	$3,070,380	(10)
	Tax Gross Up	N/A		$500,000	(11)

	Total	$6,176,264		$6,711,264
James F. Winschel, Jr.	Salary Payments	$503,750	(12)	$503,750	(13)
	Insurance Coverage	N/A		$2,416	(14)
	Market Value of Stock Option/Restricted Stock Vesting(8)	N/A		$2,238,368	(15)
	Value of Capital Accumulation Vesting	N/A		N/A
	Tax Gross Up	N/A		N/A

	Total	$503,750		$2,744,534
Ulf Schneider, PhD.	Salary Payments(16)	$523,788	(12)	$523,788	(12)

	Total	$523,788		$523,788
Mark A. Goldberg, M.D.	Salary Payments	$525,000	(12)	$525,000	(13)
	Insurance Coverage	N/A		$2,324	(14)
	Market Value of Stock Option/Restricted Stock Vesting(8)	N/A		$1,955,125	(15)
	Value of Capital Accumulation Vesting	N/A		N/A
	Tax Gross Up	N/A		N/A

	Total	$525,000		$2,482,449
Douglas A. Batt	Salary Payments	$452,200	(12)	$452,200	(13)
	Insurance Coverage	N/A		$2,245	(14)
	Market Value of Stock Option/Restricted Stock Vesting(8)	N/A		$1,472,100	(15)
	Value of Capital Accumulation Vesting	N/A		N/A
	Tax Gross Up	N/A		$342,918	(11)

	Total	$452,200		$2,269,463
Kurt A. Brykman	Salary Payments	$233,265	(17)	$233,265	(17)
	Total	$233,265		$233,265

(1)	These values are based on the executive’s base salary as of June 30, 2007, the type of insurance coverage and premiums in effect as of June 30, 2007 and the benefits, perquisites and services provided as of June 30, 2007.

(2)	In the event Mr. von Rickenbach is terminated due to non-renewal of his employment agreement, all unexpired stock options held by Mr. von Rickenbach would vest and all other awards under any other long term incentive plan, whether vested or not, would be paid out in a lump sum. Based on the last sale price of our common stock on June 29, 2007, or $42.06, and assuming Mr. von Rickenbach holds, as of termination, the same awards he held as of June 30, 2007, the value of the accelerated vesting would be $697,400.

(3)	Represents the aggregate amount payable over three years for continuation of salary and bonus payments.

(4)	Represents a lump sum cash payment equal to the amount of Mr. von Rickenbach’s base salary and bonus that he would have been entitled to receive if he had remained employed through the change of control and for the three-year period following the change of control.

(5)	Represents aggregate amounts payable over three years for continuation of insurance coverage, perquisites and services.

(6)	Represents the amount of benefits, perquisites and services that would have been payable to Mr. von Rickenbach if he had remained employed through the change of control and for the three-year period following the change of control.

(7)	Represents the value of outplacement services.

(8)	Based on the last sale price of our common stock on June 29, 2007, or $42.06.

(9)	Represents immediate vesting of all unexpired stock options.

(10)	Represents vesting of shares of restricted stock that would otherwise vest on December 31, 2008.

(11)	Represents the amount of the tax “gross up” payment for tax owed as a result of the application of the “golden parachute” tax provision of the Code.

(12)	Represents a lump sum cash payment equal to 12 months of the executive’s base salary plus the pro rata portion of the target bonus that would have been payable to him during the year in which he was terminated.

(13)	Represents a lump sum cash payment equal to 12 months of the executive’s base salary plus the target bonus that would have been payable to him during the 12 month period following termination.

(14)	Represents the amounts payable over 12 months for the continuation of insurance benefits.

(15)	Represents accelerated vesting of all stock options and restricted stock.

(16)	In the event Dr. Schneider dies or is incapacitated during the term of his employment agreement, he or his family will be entitled to receive continued salary for six months, which equals $180,617. Figures in table represent payments to Dr. Schneider in the event his employment is terminated without cause.

(17)	Represents a lump sum cash payment equal to 9 months of Mr. Brykman’s base salary if his employment is terminated without cause.

DIRECTOR COMPENSATION

We use a combination of cash and equity-based compensation to attract and retain candidates to serve on our Board of Directors. We do not compensate directors who are also our employees for their service on our Board of Directors. As a result, Mr. von Rickenbach, our chief executive officer, does not receive any compensation for his service on our Board of Directors. We periodically review our cash and equity-based compensation for non-employee directors. As part of that process, we review director compensation at comparable companies, availability of the skills and experience sets the Company requires, the risks implied by public company directorship and other relevant market data. In addition, the board compensation is overseen by the Governance Committee rather than the Compensation Committee, the latter focusing on employee compensation only.

Meeting Fees

Members of the Board of Directors who are not employees are paid:

•	$1,500 for each meeting of the Board attended in person;

•	$750 for each meeting of the Board attended by telephone conference call;

•	$1,500 for each meeting of a committee of the Board attended in person and not held on the same day, or on the day before or day after, a meeting of the Board;

•	$750 for each meeting of a committee of the Board attended by telephone conference call, or in person on the day before or after a Board meeting.

Annual Retainer

In addition to meeting fees, we pay our non-employee directors an annual cash retainer of $40,000.

Equity Compensation

Non-employee directors are eligible to receive grants of stock options, restricted stock and other equity compensation on a discretionary basis pursuant to our stock incentive plans. During the fiscal year ended June 30, 2007, we did not grant to any of our non-employee directors options to purchase shares of our common stock under our Plan. The options we have granted to our non-employee directors in prior years have an exercise price equal to the fair market value of our common stock on the date of grant and vested in three equal annual installments commencing on the first anniversary of the date of grant, unless a change of control occurs, in which case they become fully exercisable.

Fiscal Year 2007 Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors for service on our board in fiscal 2007.

		Restricted
	Fees Earned	Stock
	or Paid	Awards	Option	Total
Name(1)	in Cash ($)	($)(2)	Awards ($)(2)	($)

A. Dana Callow	78,937	92,290	45,655	216,882
Patrick J. Fortune	79,000	92,290	49,461	220,751
Christopher J. Lindop	50,896	59,904	—	110,800
Richard L. Love	67,750	92,290	40,039	200,079
Ellen M. Zane	51,667	68,459	—	120,126
A. Joseph Eagle	7,500	92,290	19,300	119,840
Serge Okun	8,250	92,290	24,071	124,611

(1)	Mr. Eagle and Mr. Okun did not stand for re-election when their terms expired in December 2006, Ms. Zane joined the Board in July 2006 and Mr. Lindop joined the Board in October 2006.

(2)	The amounts in these columns reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended June 30, 2007 in accordance with SFAS 123R. The assumptions we used to calculate these amounts are included in Note 2 to our audited financial statements for the fiscal year ended June 30, 2007 included in our annual report on Form 10-K filed with the SEC on August 27, 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee currently consists of Ms. Zane and Messrs. Love and Fortune. Messrs. Eagle and Okun were members of the committee until they resigned from the Board when their terms expired on December 16, 2006. Ms. Zane was appointed to the Compensation Committee on October 17, 2006. No one who served on the committee during fiscal 2007 has been an officer or employee of ours or any of our subsidiaries during the past three years.

None of our executive officers served as a member of the compensation committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served as a member of our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the following information known to us regarding beneficial ownership of our common stock as of September 30, 2007 (unless otherwise indicated)

•	by each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock,

•	by each current director of the Company,

•	by each executive officer of the Company named in the Summary Compensation Table on page 23 and Kurt Brykman, and

•	by all current directors and executive officers of the Company as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially	Percentage of Shares
Name of Beneficial Owner(1)	Owned(2)	Beneficially Owned(2)

Wellington Management Company, LLP(3)	2,483,200	8.99%
Fidelity Management and Research(4)	1,833,076	6.63%
Vanguard Specialized Funds — Vanguard Health Care Fund(5)	1,570,200	5.77%
Snyder Capital Management, L.P.(6)	1,419,674	5.14%
A. Dana Callow, Jr.(7)	78,832	0.3%
Patrick J. Fortune, PhD.(8)	11,670	*
Christopher J. Lindop	12,687	*
Richard L. Love(9)	58,832	0.2%
Ellen M. Zane	13,356	*
Josef H. von Rickenbach(10)	515,738	1.8%
Douglas A. Batt	35,000	0.1%
Kurt A. Brykman(11)	89,000	0.3%
Mark A. Goldberg, M.D.(12)	60,387	0.2%
Ulf Schneider, PhD.(13)	169,858	0.6%
James F. Winschel, Jr.(14)	240,889	0.9%
All executive officers and directors as a group (11 persons)(15)	1,286,249	4.5%

*	Less than 0.1% of the outstanding common stock.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o PAREXEL International Corporation, 200 West Street, Waltham, Massachusetts 02451.

(2)	The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. The number of shares deemed beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares issuable pursuant to stock options held by the respective person or group that may be exercised within 60 days after September 30, 2007. In calculating the percentage of shares of common stock beneficially owned by each person or entity listed, the number of shares of common stock deemed outstanding includes: (i) 28,028,188 shares of common stock outstanding as of September 30, 2007; and (ii) shares issuable pursuant to stock options, as set forth below.

(3)	The mailing address for this entity is 75 State Street, Boston, Massachusetts 02109. Shares beneficially owned are stated as of June 30, 2007, as reflected in a Schedule 13F-HR filed with the SEC. This entity has sole voting power with regard to 876,700 of these shares, shared voting power with regard to 20,800 of these shares and no voting power with regard to 1,585,700 of these shares. This entity is a registered investment adviser.

(4)	The mailing address for this entity is 82 Devonshire Street, Boston, Massachusetts 02109. Shares beneficially owned are stated as of June 30, 2007, as reflected in a Schedule 13F-HR filed with the SEC. This entity is a registered investment company and has sole voting authority with regard to all of these shares.

(5)	The mailing address for this entity is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Shares beneficially owned are stated as of December 31, 2006, as reflected in a Schedule 13-G/A filed with the SEC. This entity is a registered investment company and has sole voting and no investment power with regard to all of these shares.

(6)	The mailing address for this entity is 350 California Street, Suite 1460, San Francisco, California 94104. Shares beneficially owned are stated as of June 30, 2007, as reflected in a Schedule 13F-HR filed with the SEC. This entity is a registered investment company, has sole voting authority with regard to 3,200 of these shares, shared voting authority with regard to 1,271,874 of these shares and no voting authority with regard to 144,600 of these shares.

(7)	Includes 74,832 shares of common stock issuable pursuant to stock options.

(8)	Includes 3,334 shares of common stock issuable pursuant to stock options.

(9)	Includes 29,332 shares of common stock issuable pursuant to stock options.

(10)	Includes 330,000 shares of common stock issuable pursuant to stock options.

(11)	Includes 50,000 shares of common stock issuable pursuant to stock options.

(12)	Includes 7,500 shares of common stock issuable pursuant to stock options.

(13)	Includes 115,000 shares of common stock issuable pursuant to stock options.

(14)	Includes 166,250 shares of common stock issuable pursuant to stock options, 200 shares of common stock owned by spouse and 3,600 shares of common stock held as custodian for children.

(15)	Includes 776,248 shares of common stock issuable pursuant to stock options.

There are no material legal proceedings to which any of our directors or executive officers is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

EXECUTIVE OFFICERS

Executive officers serve at the discretion of the Board on an annual basis and serve until the first meeting of Directors following the next annual meeting of stockholders, or at such other meeting as the Directors determine in accordance with the Company’s By-laws, and until their successors have been duly elected and qualified. The current executive officers of the Company are as follows:

Name	Age	Position(s)

Josef H. von Rickenbach	52	Chairman of the Board and Chief Executive Officer
James F. Winschel, Jr.	58	Senior Vice President and Chief Financial Officer
Mark A. Goldberg, M.D.	47	President, Clinical Research Services and Perceptive Informatics
Kurt A. Brykman	50	President, PAREXEL Consulting and Medical Communication Services
Ulf Schneider, PhD.	50	Senior Vice President and Chief Administrative Officer
Douglas A. Batt	47	Senior Vice President, General Counsel and Secretary

Josef H. von Rickenbach (please see “Proposals-Proposal 1: Re-Election of Existing Class III Directors” beginning on page 4 of this proxy statement).

James F. Winschel, Jr. has served as Senior Vice President and Chief Financial Officer of the Company since June 2000. From January 1999 to May 2000, Mr. Winschel served as President of U.B. Vehicle Leasing, Inc., a subsidiary of The Bank of Tokyo Mitsubishi Ltd. (“BTM”). From December 1995 to September 1999, Mr. Winschel served as Executive Vice President and Chief Financial Officer of BTM Capital Corporation, another BTM subsidiary. From 1993 to 1995, Mr. Winschel served as Vice President-Finance for the Physician Services Division of Caremark International, Inc., a healthcare services company. From 1989 to 1993, he held a variety of executive positions at Whirlpool Financial Corporation, including Vice President and Managing Director of its commercial finance division and Vice President and Chief Financial Officer. Prior to 1989, Mr. Winschel had a 16 year career with General Electric Company and its subsidiaries, holding various positions including serving in the financial management ranks of General Electric Capital Corporation. Mr. Winschel received B.S. and M.B.A. degrees from Syracuse University.

Mark A. Goldberg, M.D. has served as President, Perceptive Informatics since July 2000 and President, Clinical Research Services since June 2005. From July 1999 to July 2000, Dr. Goldberg served as Senior Vice President in the Company’s Clinical Research Services business and was responsible for managing the Advanced Technology and Informatics Group operating unit, which included IT applications support for both internal operations and external clients. Dr. Goldberg joined PAREXEL in 1997 as Vice President and established the Company’s medical imaging group. Prior to joining PAREXEL, Dr. Goldberg served as President and Director of WorldCare, Inc., a telehealth spin-off from Massachusetts General Hospital established in 1991. Dr. Goldberg received his undergraduate degree in Computer Science and Engineering from Massachusetts Institute of Technology, and received his M.D. degree from the University of Massachusetts Medical School.

Kurt A. Brykman has served as President, PAREXEL Consulting and Medical Communication Services since June 2005. From September 2004 to June 2005, Mr. Brykman served as President, PAREXEL Consulting. Prior to joining the Company, Mr. Brykman served as Vice President of the health care and non-foods consumer packaged goods practice area at EURO RSCG Meridian Consulting Group, a sales and marketing management consulting firm, from April 2000 to September 2004. From 1995 to 2000, he served as Vice President of the Customer Marketing Group of Schering-Plough, Inc., a pharmaceutical company. Mr. Brykman received his B.S. in mathematics and business from Michigan State University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

Ulf Schneider, PhD. has served as Senior Vice President and Chief Administrative Officer of the Company since June 2000 and Managing Director of PAREXEL GmbH since 1996, and is responsible for coordination of world wide administrative activities of the Company, as well as management of its Clinical Pharmacology, Worldwide Quality Assurance and Corporate Quality operations. From 1990 to 1992, he served as Director of Finance and Administration of PAREXEL GmbH and from 1992 to 1996 he served as Vice President of Finance of PAREXEL GmbH. Prior to joining PAREXEL, Dr. Schneider held several financial management positions at Schering AG, a pharmaceutical company, in Germany and was an Assistant Professor of Banking and Finance at the Berlin Technical University. Dr. Schneider received his Masters degree in business administration and PhD. in business management from the Berlin Technical University.

Douglas A. Batt, has served as Senior Vice President, General Counsel and Secretary of the Company since May 2006. From November 2002 to September 2005, Mr. Batt served as Executive Vice President and General Counsel of Concord Communications, Inc., a publicly traded software company, and from July 2000 to November 2002, he served as Vice President and General Counsel. From October 1997 to July 2000, he served as Technology Counsel at Reebok International Ltd. From September 1991 to October 1997, Mr. Batt was an attorney with the law firm of Goodwin Procter LLP in Boston, Massachusetts.

No executive officer is related by blood, marriage or adoption to any other executive officer or any Director of PAREXEL.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 22, 2005, PAREXEL acquired all of the shares held by minority stockholders of Perceptive Informatics, Inc. (“Perceptive”), its information technology subsidiary, and now owns all of the outstanding common stock of Perceptive. This acquisition was effected through a “short-form” merger of PIC Acquisition, Inc., an indirect subsidiary of PAREXEL and, prior to the merger, the owner of 97.8% of the outstanding common stock of Perceptive, with Perceptive. Under the terms of the merger, PAREXEL paid an aggregate of approximately $4.8 million in cash to the minority stockholders for their shares of common stock. PAREXEL also made payments totaling $1.6 million to certain employees of Perceptive on the first anniversary of the effective date of the merger, including $500,000 to Mark A. Goldberg, President, Clinical Research Services and Perceptive Informatics.

The terms and conditions of the merger were established and approved by a special committee of the Board of Directors of PAREXEL consisting of Richard L. Love and William U. Parfet, two independent directors of PAREXEL having no interests in Perceptive. Mr. Parfet resigned from the Board effective May 1, 2006.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our written Code of Business Conduct and Ethics sets forth the general principal that our directors, officers and employees must act in the best interests of the Company and its stockholders and must refrain from engaging in activity or having a personal interest that presents a conflict of interest. A conflict of interest is described as a party having an interest that prevents him or her from performing his or her duties and responsibilities to the Company honestly, objectively and effectively. If an actual or potential conflict of interest or related party transaction involving one of our executive officers or directors develops for any reason, that individual must immediately report such matter to our Board. The Audit and Finance Committee will review all related party transactions on an ongoing basis and must approve all such transactions.

There may be times when a commercial relationship involving our directors, executive officers or their family members is beneficial to us or is not likely to raise material conflict of interest issues. Our Code of Business Conduct and Ethics provides the following prohibitions for certain types of relationships:

•	directors, officers and employees may not perform services for, or have a financial interest in (other than less than 1% of the outstanding shares of a publicly-held company), one of our competitors;

•	directors, officers and employees may not use his or her position with the Company to influence a transaction with a supplier or customer in which he or she has a personal interest (other than less than 1% of the outstanding shares of a publicly-held company);

•	directors, officers and employees may not supervise, review or influence the job evaluation or compensation of a member of his or her family;

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater-than-ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16 forms they file.

Based solely on the information provided to it, the Company believes that during the fiscal year ended June 30, 2007 all of its officers, directors and greater-than-ten-percent stockholders complied with all Section 16(a) filing requirements, with the exception of Messrs. Callow and Fortune, each of whom reported open market sales late on a Form 4.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended June 30, 2007 and has discussed with Ernst & Young LLP (“E&Y”) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standard, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3700T.

The Audit and Finance Committee has received and reviewed the written disclosures and letter from E&Y required by Independence Standards Board Standard No. 1 (Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the auditors the auditors’ independence. The Audit and Finance Committee has also considered whether the provision of non-audit services to the Company by E&Y is compatible with maintaining E&Y’s independence.

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007.

Respectfully submitted by the Audit and Finance
Committee:

Christopher J. Lindop, Chairman
A. Dana Callow, Jr.
Patrick J. Fortune

Proposal 2: Approval of The 2007 Stock Incentive Plan

On October 22, 2007, our Board adopted, subject to stockholder approval, the 2007 Stock Incentive Plan, referred to as the 2007 Plan. Under the 2007 Plan, we may issue up to 2,000,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) pursuant to awards granted under the 2007 Plan. Any restricted stock award or other stock unit award made under the 2007 Plan will be counted against the shares reserved for issuance under the 2007 Plan as two shares for each share of common stock subject to such award and (B) any option award made under the 2007 Plan will be counted against the shares reserved for issuance under the 2007 Plan as one share for each one share of common stock underlying the award. To the extent a share that was subject to an award that was counted as one share is returned to the 2007 Plan, the share reserve will be credited with one share. To the extent a share that was subject to an award that was counted as two shares is returned to the 2007 Plan, the share reserve will be credited with two shares.

Following stockholder approval of the 2007 Plan, we will grant options and issue other securities to employees, directors and consultants under the 2007 Plan. A favorable vote of the holders of at least a majority of the shares of our common stock present in person or represented by proxy and voting at the annual meeting is required for approval of the 2007 Plan.

As of October 17, 2007, the following amounts of our common stock remained available for future grants: the 2005 Plan, 559,624 shares; the 2001 Stock Incentive Plan, 257,050 shares; and the 1998 Non-Qualified, Non-Officer Stock Option Plan, 12,232 shares. Our Board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, our Board believes approval of the 2007 Plan is in the best interests of us and our stockholders and recommends a vote “FOR” the approval of the 2007 Plan and the reservation of 2,000,000 shares of our common stock for issuance thereunder.

Description of the 2007 Plan

The following is a brief summary of the 2007 Plan, a copy of which is attached as Annex A to this proxy statement.

Types of Awards

The 2007 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below, which we refer to collectively as Awards.

Incentive Stock Options and Nonstatutory Stock Options.  Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than the fair market value of our common stock on the date of grant, as determined by (or in a manner approved by) our Board. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of eight years. The 2007 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or, subject to conditions, in connection with a “cashless exercise”, through a broker, (ii) subject to certain conditions surrender to the Company of shares of our common stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

Stock Appreciation Rights.  A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in our common stock, or cash, or a combination thereof, determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock. SARs may be granted independently or in tandem with a stock option.

Restricted Stock Awards.  Restricted Stock Awards entitle recipients to acquire shares of our common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Restricted Stock Awards that vest based on the passage of time alone will have a minimum vesting period of 3 years. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance will have a minimum vesting period of 1 year.

Restricted Stock Unit Awards.  Restricted Stock Unit Awards entitle the recipient to receive shares of our common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by our Board.

Other Stock-Based Awards.  Under the 2007 Plan, our Board has the right to grant other Awards based upon our common stock having such terms and conditions as our Board may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of Awards entitling recipients to receive shares of our common stock to be delivered in the future.

Performance Conditions.  A committee of our Board, all of the members of which are outside directors as defined in Section 162(m) of the Code, referred to as the Section 162(m) Committee, may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award granted to a 2007 Plan participant will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings, (b) revenues, (c) expenses, (d) stock price, (e) achievement of balance sheet or income statement objectives, (f) cashflow or (g) backlog. These performance measures may be absolute in their terms or measured against or in relation to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (x) may vary by participant and may be different for different Awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Section 162(m) Committee; and (z) will be set by the Section 162(m) Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

Transferability of Awards

Except as our Board may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2007 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

The granting of Awards under the 2007 Plan is discretionary, and the individuals who may become participants and receive Awards under the 2007 Plan, and the number of shares they may acquire, are not determinable. The Company had 6,485 employees on June 30, 2007 and 5 non-employee directors, all of whom are eligible to receive awards under the 2007 plan. No Awards have been made under the 2007 Plan to date. On October 19, 2007, the last reported sale price of our common stock on the Nasdaq Global Select Market was $45.22.

Administration

The 2007 Plan will be administered by our Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2007 Plan, and to interpret the provisions of the 2007 Plan. Pursuant to the terms of the 2007 Plan, our Board may delegate authority under the 2007 Plan to one or more committees or subcommittees of our Board. The Board has authorized the Compensation Committee of our Board to administer certain aspects of the 2007 Plan, including the granting of options to executive officers. All references herein to our Board shall be deemed to include the Compensation Committee and any other committee or person designated by our Board to act on its behalf under the 2007 Plan. The 2007 Plan requires that all discretionary Awards to non-employee directors will only be granted and administered by a committee, each member of which is an “independent director” as defined in Section 4200(a)(15) of the NASDAQ Marketplace Rules.

Subject to any applicable limitations contained in the 2007 Plan, our Board selects the recipients of Awards and determines (i) the number of shares of our common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of our common stock), (iii) the duration of options (which may not exceed 8 years), and (iv) the number of shares of our common stock subject to any SAR, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

Further, unless approved by our stockholders, (i) no outstanding option granted under the 2007 Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option and (ii) our Board may not cancel any outstanding option under any of our equity incentive plans and grant in substitution therefore new Awards under the 2007 Plan covering the same or a different number of shares of our common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

No option granted under the 2007 Plan shall contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.

The Board is required to make appropriate adjustments in connection with the 2007 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2007 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as:

•	any merger or consolidation of the Company with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction; or

•	any liquidation or dissolution of the Company.

In connection with a Reorganization Event, our Board will take any one or more of the following actions as to all or any outstanding Awards on such terms as our Board determines:

•	provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•	upon written notice, provide that all unexercised options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice;

•	provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event;

•	in the event of a Reorganization Event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, referred to as the Acquisition Price, make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of our common stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards;

•	provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); or

•	any combination of the foregoing.

Except as otherwise provided in the 2007 Plan, our Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such Award will again be available for grant under the 2007 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. To the extent a share that was subject to an award that was counted as one share is returned to the 2007 Plan, the share reserve will be credited with one share. To the extent a share that was subject to an award that was counted as two shares is returned to the 2007 Plan, the share reserve will be credited with two shares. Shares of our common stock tendered to us by a participant to purchase shares of our common stock upon exercise of an Award or to satisfy tax withholding obligations, and shares of our common stock purchased on the open market by us using proceeds from the exercise of an Award, will not increase the number of shares available for the grant of future awards.

Substitute Options

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, our Board may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as our Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2007 Plan.

Provisions for Foreign Participants

The Board may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2007 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2007 Plan after October 22, 2017, but Awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 2007 Plan, subject to stockholder approval under any applicable legal, regulatory or listing requirement.

If stockholders do not approve the adoption of the 2007 Plan, the 2007 Plan will not go into effect, and we will not grant any Awards under the 2007 Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2007 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The 2007 Plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless our Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a Stock Appreciation Right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a Restricted Stock Unit. A participant is not permitted to make a Section 83(b) election with respect to a Restricted Stock Unit Award. When the Restricted Stock Unit vests, the participant will have income on the date the stock is paid to the participant in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the date the stock is paid to the participant. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any Other Stock-Based Award granted under the 2007 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE APPROVING THE 2007 PLAN.

Proposal 3: Ratification Of Selection Of Independent Registered Public Accounting Firm

The Audit and Finance Committee has selected the firm of Ernst & Young LLP (“E&Y”) as its independent registered public accounting firm for the fiscal year ending June 30, 2008. E&Y has served as the Company’s independent registered public accounting firm since 2002.

Our Board recommends a vote FOR ratification of the selection of E&Y to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008. The ratification of this selection is not required under the laws of the Commonwealth of Massachusetts, where the Company is incorporated, but the results of this vote will be considered by the Audit and Finance Committee in selecting the Company’s independent registered public accounting firm for future fiscal years.

Representatives of E&Y are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE RATIFYING THE SELECTION OF ERNST & YOUNG LLP.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The aggregate fees billed to us by E&Y for professional services for the audit of our annual financial statements for the fiscal years ended June 30, 2006 and 2007, audit of management’s assessment of the Company’s internal control over financial reporting for the fiscal years ended June 30, 2006 and 2007, and review of the financial statements included in our Quarterly Reports on Form 10-Q in fiscal years 2006 and 2007, was approximately $2,353,000 and $2,534,000, respectively. All of these fees were approved by the Audit and Finance Committee.

Audit Related Fees

The aggregate fees billed by E&Y for assurance and related services that were reasonably related to the audit or review of our financial statements for the fiscal years ended June 30, 2006 and 2007, and which are not included in the amounts disclosed above under the caption “Audit Fees,” were approximately $14,000 for both years. These fees related to the audit of our employee benefits plans. All of these fees were approved by the Audit and Finance Committee.

Tax Fees

The aggregate fees billed by E&Y for tax services for the fiscal year ended June 30, 2006 were approximately $325,000. Of this total, $93,000 was for domestic and international tax compliance services and $232,000 was for domestic and international tax planning and advice. The aggregate fees billed by E&Y for tax services for the fiscal year ended June 30, 2007 were approximately $329,000. Of this total, $172,000 was for domestic and international tax compliance services and $157,000 was for domestic and international tax planning and advice. All of these fees were approved by the Audit and Finance Committee.

All Other Fees

There were no other fees billed to us by E&Y for services other than Audit Fees, Audit Related Fees and Tax Fees described above for fiscal years 2006 and 2007.

Pre-Approval Policies and Procedures

The Audit and Finance Committee has considered whether the provision of non-audit services to the Company by E&Y is compatible with maintaining E&Y’s independence.

The Audit and Finance Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit and Finance Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit and Finance Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit and Finance Committee has also delegated to the chairman of the Audit and Finance Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by a member of the Audit and Finance Committee pursuant to this delegated authority is reported on at the next meeting of the Audit and Finance Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options and rights under all of our equity compensation plans as of June 30, 2007, consisting of our Second Amended and Restated 1995 Stock Option Plan, referred to as the 1995 Plan, the 1998 Non-Qualified, Non-Officer Stock Option Plan, referred to as the 1998 Plan, the 2000 Employee Stock Purchase Plan, the 2001 Stock Incentive Plan and the 2005 Stock Incentive Plan.

As of October 17, 2007, there were 1,991,037 shares subject to issuance upon exercise of outstanding options, warrants or rights under all of the Company’s equity compensation plans referred to in the table below (excluding 307,043 shares of unvested restricted stock and the 2000 Employee Stock Purchase Plan), at a weighted average exercise price of $19.3556, and with a weighted average remaining life of 4.3408 years. As of October 17, 2007, there were 828,906 shares available for future issuance under those plans. The Company’s 1995 Stock Plan expired on September 13, 2005.

Number of Securities
			Weighted-	Remaining Available for
			Average Exercise	Future Issuance Under
			Price of	Equity Compensation
	Number of Securities to		Outstanding	Plans (Excluding
	be Issued Upon Exercise		Options,	Securities
	of Outstanding Options,		Warrants and	Reflected in
Plan Category	Warrants and Rights		Rights	Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	1,645,000	(1)	$18.19	1,353,507	(2)
Equity compensation plans not approved by security holders(3)	465,139		$19.50	33,182

Total	2,110,139			1,386,689	(2)

(1)	Excludes 307,043 shares of unvested restricted stock.

(2)	Includes 501,833 shares that may be issued pursuant to the Company’s 2000 Employee Stock Purchase Plan.

(3)	Consists of the 1998 Plan, which is discussed below.

The 1998 Plan

As of June 30, 2007, PAREXEL had reserved 498,321 shares of common stock for issuance under the 1998 Plan. The 1998 Plan provides for the granting of nonqualified stock options to non-officer employees at the fair market value of common stock on the grant date as determined under the provisions of the 1998 Plan. Options under the 1998 Plan expire eight years from the date of grant and vest at dates ranging from the issuance date to five years. As of June 30, 2007, approximately 465,139 shares are reserved for issuance upon exercise of outstanding options and approximately 33,182 shares are available for grant under the 1998 Plan. The Company’s 1998 Plan has not been approved by the Company’s stockholders.

OTHER MATTERS

Our Board does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be brought before the Annual Meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: 200 West Street, Waltham, Massachusetts, 02451, Attention: Investor Relations; 781-434-4118. If you wish to receive separate copies of our Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

Under SEC rules, proposals of stockholders intended for inclusion in the Proxy Statement and form of proxy to be furnished to all stockholders entitled to vote at the Company’s 2008 Annual Meeting of Stockholders must be received at our principal executive offices not later than June 30, 2008.

If one of our stockholders wishes to present a proposal before our 2008 Annual Meeting of Stockholders but has not complied with the requirements for inclusion of such proposal in the Proxy Statement under SEC rules, such stockholder must give written notice of such proposal to us not less than 60 and not more than 90 days prior to the scheduled meeting. However, if the meeting is either a special meeting in lieu of an annual meeting of stockholders to be held prior to the date specified in the by-laws or is a special meeting and less than 70 days’ notice is given of the date of the meeting, a stockholder will have 10 days from the earlier of (a) the date on which notice of such meeting was mailed or (b) the date that public disclosure was made of such meeting date in which to give such notice. The notice from the stockholder must describe the proposed business to be brought before the meeting and include information about the stockholder making the proposal, any beneficial owner on whose behalf the proposal is made, and any other stockholder known to be supporting the proposal. If a stockholder fails to provide timely notice of a proposal to be presented at the 2008 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal. If a stockholder makes a timely notification, the persons named in the proxy may still exercise discretionary authority under circumstances consistent with the SEC’s proxy rules.

Stockholders may send any communications regarding Company business, including stockholder proposals, to the Board or any individual Director in care of the Secretary of the Company at our principal executive offices located at 200 West Street, Waltham, Massachusetts 02451. We suggest any communications should be sent by certified mail return receipt requested. The Secretary will forward all such communications to the addressee. The Nominating and Corporate Governance Committee of the Board, together with our management and legal counsel, will evaluate any stockholder proposal submitted to us in connection with any meeting of stockholders, and shall recommend to the Board the appropriate response to such proposal. Our Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the charters of the committees of the Board, the Presiding Director shall, subject to advice and assistance from the General Counsel of the Company, (1) be primarily responsible for monitoring communications from stockholders and other interested parties, and (2) provide copies or summaries of such communications to the other Directors as he or she considers appropriate. Communications may be forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that the Presiding Director considers to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail through its regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have common stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. In addition, we may engage the services of The Proxy Advisory Group, LLC to assist in the solicitation of proxies for an anticipated cost of approximately $7,500, plus out of pocket expenses.

October 31, 2007

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

Appendix A

PAREXEL INTERNATIONAL CORPORATION

2007 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2007 Stock Incentive Plan (the “Plan”) of PAREXEL International Corporation, a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(c) Awards to Non-Employee Directors.  Discretionary Awards to non-employee directors will only be granted and administered by a Committee, each member of which is an “independent director” as defined in Section 4200(a)(15) of the NASDAQ Marketplace Rules.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan for up to 2,000,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Fungible Share Counting.  Subject to adjustment under Section 9, (A) any Option Award made under this Plan shall be counted against the share reserve specified in Section 4(a)(1) as one share for each share of Common Stock subject to such Award and (B) any Restricted Stock Award or Other Stock Unit Award made under this Plan shall be counted against the share reserve specified in Section 4(a)(1) as two shares for each one share of Common Stock underlying the Award. To the extent a share that was subject to an Award that was counted as one share is returned to the Plan pursuant to Section 4(a)(1), the share reserve will be credited with one share. To the extent a share that was subject to an Award that was counted as two shares is returned to the Plan pursuant to Section 4(a)(1), the share reserve will be credited with two shares.

(3) Other Share Counting Rules. Other Share Counting Rules.  For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards; provided, however, that SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sub-limits.  Subject to adjustment under Section 9, the following sub-limit on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

5.	Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of PAREXEL International Corporation, any of PAREXEL International Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 10(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as defined below) at the time the Option is granted.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 8 years.

(e) Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

(h) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

(i) No Reload Rights.  No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

6.	Stock Appreciation Rights.

(a) General.  A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants.  Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(c) Exercise.  Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.	Restricted Stock; Restricted Stock Units.

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Limitations on Vesting.

(1) Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33 1/3% vested prior to the second anniversary of the date of grant, and no more than 66 2/3% vested prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant. This subsection 7(d)(1) shall not apply to (A) Awards granted pursuant to

Section 10(i) or (B) to a maximum of 50,000 shares of Common Stock with respect to which Restricted Stock Awards may be granted.

(2) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

8.	Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share of each outstanding Option, (iii) the share- and per-share provisions of each Stock Appreciation Right, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, (v) the share- and per-share-related provisions of each outstanding Other Stock Unit Award and (vi) the share counting provisions of Section 4(a)(2), shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b) Reorganization Events.

(1) Definition.  A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.  In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full, and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

(3) Consequences of a Reorganization Event on Restricted Stock Awards.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award.  Except as otherwise provided in Section 5(h), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  Except as otherwise provided in Section 7(d), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Conditions.

(1) This Section 10(i) shall be administered by a Committee (the “Section 162(m) Committee”) approved by the Board, all of the members of which are “outside directors” as defined by Section 162(m).

(2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant, that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(i) is applicable to such Award.

(3) If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 10(i), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings, (b) revenues, (c) expenses, (d) stock price, (e) achievement of balance sheet or income statement objectives, (f) total shareholder return, (g) cash flow, or (h) backlog, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee; and (iii) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 10(i), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(i) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11.	Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any required stockholder approval under any applicable legal, regulatory or listing requirement.

(e) Provisions for Foreign Participants.  The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A.  No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

002CS-60504

PAREXEL International Corporation C123456789 000004 000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors*:For WithholdFor WithholdFor Withhold 01 — A. Dana Callow, Jr. 02 — Christopher J. Lindop 03 — Josef H. von Rickenbach *To elect three (3) Class III Directors to serve for a term continuing until the annual meeting of stockholders in 2010 and until his successor is duly elected & qualified. 2. To approve the adoption of the 2007 Stock Incentive Plan. For Against Abstain 3. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008. For Against Abstain B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below THIS PROXY SHOULD BE DATED AND SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHALL SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — PAREXEL International Corporation PROXY FOR 2007 ANNUAL MEETING OF STOCKHOLDERS — DECEMBER 13, 2007 SOLICITED BY THE BOARD OF DIRECTORS The undersigned Stockholder of PAREXEL International Corporation, a Massachusetts corporation, revoking all prior proxies, hereby appoints James F. Winschel, Jr. and Douglas A. Batt and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of PAREXEL International Corporation which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders of the Company to be held at the Museum of Our National Heritage, 33 Marrett Road, Lexington, Massachusetts on December 13, 2007 at 2:30 p.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 31, 2007, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3. CONTINUED AND TO BE SIGNED ON REVERSE SIDE